As filed with the Securities and Exchange Commission on February 25, 2015

Registration Nos. 333-             , 333-            -01, 333-            -02, 333-            -03,

333-            -04, 333-            -05

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PPL Corporation	Pennsylvania	23-2758192
PPL Capital Funding, Inc.	Delaware	23-2926644
PPL Electric Utilities Corporation	Pennsylvania	23-0959590
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Two North Ninth Street

Allentown, Pennsylvania 18101-1179

(610) 774-5151

(Address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices)

Vincent Sorgi

Senior Vice President and Chief Financial Officer

PPL Corporation

Two North Ninth Street

Allentown, Pennsylvania 18101-1179

(610) 774-5151

(Name, address, including zip code, and telephone number, including area code, of agent for service)

LG&E and KU Energy LLC	Kentucky	20-0523163
Louisville Gas and Electric Company	Kentucky	61-0264150
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

220 West Main Street

Louisville, Kentucky 40202-1377

(502) 627-2000

(Address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices)

Gerald A. Reynolds

General Counsel, Chief Compliance Officer and Corporate Secretary

LG&E and KU Energy LLC

220 West Main Street

Louisville, Kentucky 40202-1377

(502) 627-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Kentucky Utilities Company	Kentucky and Virginia	61-0247570
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Quality Street

Lexington, Kentucky 40507-1462

(502) 627-2000

(Address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices)

Gerald A. Reynolds

General Counsel, Chief Compliance Officer and Corporate Secretary

LG&E and KU Energy LLC

220 West Main Street

Louisville, Kentucky 40202-1377

(502) 627-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Catherine C. Hood Pillsbury Winthrop Shaw Pittman LLP 1540 Broadway New York, New York 10036 (212) 858-1000	Andrew R. Keller Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000
Robert W. Downes Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 (212) 558-4000	Michael Kaplan Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after the registration statement becomes effective, as determined by market and other conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

PPL Corporation:	Large Accelerated filer ☑ Non-accelerated filer ☐	Accelerated filer ☐ Smaller reporting company ☐
(Do not check if a smaller reporting company)
PPL Capital Funding, Inc.:	Large Accelerated filer ☐ Non-accelerated filer ☑	Accelerated filer ☐ Smaller reporting company ☐
(Do not check if a smaller reporting company)
PPL Electric Utilities Corporation:	Large Accelerated filer ☐	Accelerated filer ☐
	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)
LG&E and KU Energy LLC:	Large Accelerated filer ☐ Non-accelerated filer ☑	Accelerated filer ☐ Smaller reporting company ☐
(Do not check if a smaller reporting company)
Louisville Gas and Electric Company:	Large Accelerated filer ☐ Non-accelerated filer ☑	Accelerated filer ☐ Smaller reporting company ☐
(Do not check if a smaller reporting company)
Kentucky Utilities Company:	Large Accelerated filer ☐	Accelerated filer ☐
	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered/ Proposed Maximum Offering Price Per Unit/ Proposed Maximum Aggregate Offering Price/ Amount of Registration Fee
PPL Corporation Common Stock, par value $.01 per share
PPL Corporation Preferred Stock, par value $.01 per share
PPL Corporation Stock Purchase Contracts
PPL Corporation Stock Purchase Units
PPL Corporation Depositary Shares
PPL Capital Funding, Inc. Debt Securities
PPL Corporation Guarantees of PPL Capital Funding, Inc. Debt Securities(1)
PPL Capital Funding, Inc. Subordinated Debt Securities
PPL Corporation Subordinated Guarantees of PPL Capital Funding, Inc. Subordinated Debt Securities(1)	(2)
PPL Electric Utilities Corporation Debt Securities
LG&E and KU Energy LLC Debt Securities
Louisville Gas and Electric Company Debt Securities
Kentucky Utilities Company Debt Securities

(1)	No separate consideration will be received for the PPL Guarantees or the PPL Subordinated Guarantees.
(2)	There are being registered hereunder such presently indeterminate principal amount or number of (a) shares of common stock, preferred stock, stock purchase contracts, stock purchase units and depositary shares which may be sold from time to time by PPL Corporation, (b) debt securities and subordinated debt securities which may be sold from time to time by PPL Capital Funding, Inc., and which will be guaranteed as to payment by PPL Corporation, (c) debt securities which may be sold from time to time by PPL Electric Utilities Corporation, (d) debt securities which may be sold from time to time by LG&E and KU Energy LLC, (e) debt securities which may be sold from time to time by Louisville Gas and Electric Company and (f) debt securities which may be sold from time to time by Kentucky Utilities Company. In addition, there are being registered hereunder an indeterminate number of shares of common stock issuable by PPL Corporation upon settlement of the stock purchase contracts or stock purchase units or upon conversion of any other Securities. In accordance with Rules 456(b) and 457(r), the registrants are deferring payment of all of the registration fee.

PROSPECTUS

PPL Corporation

PPL Capital Funding, Inc.

PPL Electric Utilities Corporation

Two North Ninth Street

Allentown, Pennsylvania 18101-1179

(610) 774-5151

LG&E and KU Energy LLC

Louisville Gas and Electric Company

220 West Main Street

Louisville, Kentucky 40202

(502) 627-2000

Kentucky Utilities Company

One Quality Street

Lexington, Kentucky 40507

(502) 627-2000

PPL Corporation

Common Stock, Preferred Stock,

Stock Purchase Contracts, Stock Purchase Units and Depositary Shares

PPL Capital Funding, Inc.

Debt Securities and Subordinated Debt Securities

Guaranteed by PPL Corporation as described in a supplement to this prospectus

PPL Electric Utilities Corporation

Debt Securities

LG&E and KU Energy LLC

Debt Securities

Louisville Gas and Electric Company

Debt Securities

Kentucky Utilities Company

Debt Securities

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the supplements carefully before you invest.

We may offer the securities directly or through underwriters or agents. The applicable prospectus supplement will describe the terms of any particular plan of distribution.

Investing in the securities involves certain risks. See “Risk Factors” on page 4.

PPL Corporation’s common stock is listed on the New York Stock Exchange and trades under the symbol “PPL.”

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 25, 2015.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that PPL Corporation, PPL Capital Funding, Inc. (“PPL Capital Funding”), PPL Electric Utilities Corporation (“PPL Electric”), LG&E and KU Energy LLC (“LKE”), Louisville Gas and Electric Company (“LG&E”) and Kentucky Utilities Company (“KU”) have each filed with the Securities and Exchange Commission, or SEC, using the “shelf” registration process. Under this shelf process, we may, from time to time, sell combinations of the securities described in this prospectus in one or more offerings. Each time we sell securities, we will provide a prospectus supplement that will contain a description of the securities we will offer and specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”

We may use this prospectus to offer from time to time:

•	shares of PPL Corporation Common Stock, par value $.01 per share (“PPL Common Stock”);

•	shares of PPL Corporation Preferred Stock, par value $.01 per share (“PPL Preferred Stock”);

•	contracts or other rights to purchase shares of PPL Common Stock or PPL Preferred Stock (“PPL Stock Purchase Contracts”);

•

stock purchase units, each representing (1) a PPL Stock Purchase Contract and (2) debt securities or preferred trust securities of third parties (such as debt securities or subordinated debt securities of PPL Capital Funding, preferred trust securities of a subsidiary trust or United States Treasury securities) that are pledged to secure the stock purchase unit holders’ obligations to purchase PPL Common Stock or PPL Preferred Stock under the PPL Stock Purchase Contracts (“PPL Stock Purchase Units”);

•	PPL Corporation’s Depositary Shares, issued under a deposit agreement and representing a fractional interest in PPL Preferred Stock;

•	PPL Capital Funding’s unsecured and unsubordinated debt securities (“PPL Capital Funding Debt Securities”);

•	PPL Capital Funding’s unsecured and subordinated debt securities (“PPL Capital Funding Subordinated Debt Securities”);

•

PPL Electric’s First Mortgage Bonds issued under PPL Electric’s 2001 indenture, as amended and supplemented (“PPL Electric First Mortgage Bonds”), which will be secured by the lien of the 2001 indenture on PPL Electric’s electricity distribution and certain transmission properties (subject to certain exceptions to be described in a prospectus supplement);

•	LKE’s unsecured and unsubordinated debt securities;

•

LG&E’s First Mortgage Bonds issued under LG&E’s 2010 indenture, as amended and supplemented (“LG&E First Mortgage Bonds”), which will be secured by the lien of the 2010 indenture on LG&E’s Kentucky electricity generation, transmission and distribution properties and natural gas distribution properties (subject to certain exceptions to be described in a prospectus supplement); and

•

KU’s First Mortgage Bonds issued under KU’s 2010 indenture, as amended and supplemented (“KU First Mortgage Bonds”), which will be secured by the lien of the 2010 indenture on KU’s Kentucky electricity generation, transmission and distribution properties (subject to certain exceptions to be described in a prospectus supplement).

We sometimes refer to the securities listed above collectively as the “Securities.”

PPL Corporation will fully and unconditionally guarantee the payment of principal, premium and interest on the PPL Capital Funding Debt Securities and PPL Capital Funding Subordinated Debt Securities as will be described in supplements to this prospectus. We sometimes refer to PPL Corporation’s guarantees of PPL Capital Funding Debt Securities as “PPL Guarantees” and PPL Corporation’s guarantees of PPL Capital Funding Subordinated Debt Securities as the “PPL Subordinated Guarantees.”

Information contained herein relating to each registrant is filed separately by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant or Securities or guarantees issued by any other registrant, except that information relating to PPL Capital Funding’s Securities is also attributed to PPL Corporation.

As used in this prospectus, the terms “we,” “our” and “us” generally refer to:

•	PPL Corporation with respect to Securities, PPL Guarantees or PPL Subordinated Guarantees issued by PPL Corporation or PPL Capital Funding;

•	PPL Electric, with respect to Securities issued by PPL Electric;

•	LKE, with respect to Securities issued by LKE;

•	LG&E, with respect to Securities issued by LG&E; and

•	KU, with respect to Securities issued by KU.

For more detailed information about the Securities, the PPL Guarantees and the PPL Subordinated Guarantees, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

RISK FACTORS

Investing in the Securities involves certain risks. You are urged to read and consider the risk factors relating to an investment in the Securities described in the Annual Reports on Form 10-K of PPL Corporation, PPL Electric, LKE, LG&E and KU, as applicable, for the year ended December 31, 2014, and incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones affecting PPL Corporation, PPL Electric, LKE, LG&E and KU. The prospectus supplement applicable to each type or series of Securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of Securities we are offering under that prospectus supplement.

FORWARD-LOOKING INFORMATION

Certain statements included or incorporated by reference in this prospectus, including statements concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical fact are “forward-looking statements” within the meaning of the federal securities laws. Although we believe that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to be correct. Forward-looking statements are subject to many risks and uncertainties, and actual results may differ materially from the results discussed in forward-looking statements. In addition to the specific factors discussed in the “Risk Factors” section in this prospectus and our reports that are incorporated by reference, the following are among the important factors that could cause actual results to differ materially from the forward-looking statements:

•	fuel supply cost and availability;

•	continuing ability to recover fuel costs and environmental expenditures in a timely manner at LG&E and KU, and natural gas supply costs at LG&E;

•	weather conditions affecting generation, customer energy use and operating costs;

•	operation, availability and operating costs of existing generation facilities;

•	the length of and cost, including lost revenue, associated with scheduled and unscheduled outages at our generating facilities;

•	transmission and distribution system conditions and operating costs;

•	expansion of alternative sources of electricity generation;

•	laws or regulations to reduce emissions of “greenhouse” gases or the physical effects of climate change;

•	collective labor bargaining negotiations;

•	the outcome of litigation against us;

•	potential effects of threatened or actual terrorism, war or other hostilities, cyber-based intrusions or natural disasters;

•	our commitments and liabilities;

•	volatility in market demand and prices for energy, capacity, transmission services, emission allowances and renewable energy credits;

•	competition in retail and wholesale power and natural gas markets;

•	liquidity of wholesale power markets;

•	defaults by counterparties under energy, fuel or other power product contracts;

•	market prices of commodity inputs for ongoing capital expenditures;

•	capital market conditions, including the availability of capital or credit, changes in interest rates and certain economic indices, and decisions regarding capital structure;

•	stock price performance of PPL Corporation;

•

volatility in the fair value of debt and equity securities and its impact on the value of assets in PPL Susquehanna’s nuclear plant decommissioning trust funds and in defined benefit plans, and the potential cash funding requirements if fair value declines;

•	interest rates and their effect on pension, retiree medical, nuclear decommissioning liabilities, and interest payable on certain debt securities;

•	volatility in or the impact of other changes in financial or commodity markets and economic conditions;

•	new accounting requirements or new interpretations or applications of existing requirements;

•	changes in securities and credit ratings;

•	changes in foreign currency exchange rates for British pound sterling;

•

current and future environmental conditions, regulations and other requirements and the related costs of compliance, including environmental capital expenditures, emission allowance costs and other expenses;

•

legal, regulatory, political, market or other reactions to the 2011 incident at the nuclear generating facility at Fukushima, Japan, including additional Nuclear Regulatory Commission (“NRC”) requirements;

•	changes in political, regulatory or economic conditions in states, regions or countries where we conduct business;

•	receipt of necessary governmental permits, approvals and rate relief;

•	new state, federal or foreign legislation or regulatory developments;

•	the outcome of any rate cases or other cost recovery or revenue filings by our regulated utilities;

•	the impact of any state, federal or foreign investigations applicable to us and the energy industry;

•	the effect of any business or industry restructuring;

•	development of new projects, markets and technologies;

•	performance of new ventures; and

•

business dispositions or acquisitions, including the anticipated formation of Talen Energy Corporation (“Talen Energy”) via the spinoff of PPL Energy Supply, LLC (“PPL Energy Supply”) and subsequent combination with the competitive generation business of Riverstone Holdings LLC (“Riverstone”) and our ability to realize expected benefits from such business transactions.

Any such forward-looking statements should be considered in light of such important factors and in conjunction with other documents we file with the SEC.

New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time to time, and it is not possible for us to predict all such factors, or the extent to which any such factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. Any forward-looking statement speaks only as of the date on which such statement is made and, except as required by applicable law, we undertake no obligation to update the information contained in such statement to reflect subsequent developments or information.

PPL CORPORATION

PPL Corporation, incorporated in 1994 and headquartered in Allentown, Pennsylvania, is an energy and utility holding company. Through its subsidiaries, PPL Corporation generates electricity from power plants, located primarily in the northeastern and southeastern United States; markets wholesale or retail energy primarily in the northeastern and northwestern portions of the United States; and delivers electricity to customers in Pennsylvania, Kentucky, Virginia, Tennessee and the United Kingdom, and natural gas to customers in Kentucky.

PPL Corporation’s principal subsidiaries are shown below (* denotes a registrant hereunder):

PPL Corporation conducts its operations through the following segments:

U.K. Regulated

The U.K. Regulated segment consists primarily of electricity distribution operations in the United Kingdom. Through its subsidiaries, as of December 31, 2014, PPL Global, LLC delivered electricity to approximately 7.7 million end-users in the United Kingdom. PPL Global, LLC is a wholly owned, indirect subsidiary of PPL Corporation.

Kentucky Regulated

The Kentucky Regulated segment consists of the operations of LKE, which owns and operates regulated public utilities engaged in the generation, transmission, distribution and sale of electricity and the distribution and sale of natural gas, representing primarily the activities of LG&E and KU. As of December 31, 2014, LG&E provided electric service to approximately 400,000 customers and provided natural gas service to approximately 321,000 customers in Kentucky, and KU delivered electricity to approximately 543,000 customers in Kentucky and Virginia. See “Louisville Gas and Electric Company” and “Kentucky Utilities Company,” respectively, for more information.

Pennsylvania Regulated

PPL Corporation’s Pennsylvania Regulated segment includes the regulated electricity delivery operations of PPL Electric. As of December 31, 2014, PPL Electric delivered electricity to approximately 1.4 million customers in eastern and central Pennsylvania. See “PPL Electric Utilities Corporation” below for more information.

Supply

PPL Corporation’s Supply segment consists primarily of the wholesale, retail, marketing and trading activities, as well as the competitive generation operations of PPL Energy Supply.

In June 2014, PPL Corporation and PPL Energy Supply executed definitive agreements with affiliates of Riverstone to combine their competitive power generation businesses to form Talen Energy, a new, stand-alone, publicly traded company. Under the terms of the applicable agreements, at closing, PPL Corporation will spin off to PPL Corporation shareowners a newly formed entity, Talen Energy Holdings, Inc. (“Holdco”), which at such time will own all of the membership interests of PPL Energy Supply and all of the common stock of Talen Energy. Immediately following the spinoff, Holdco will merge with a special purpose subsidiary of Talen Energy, with Holdco continuing as the surviving company to the merger and as a wholly owned subsidiary of Talen Energy and the sole owner of PPL Energy Supply. Substantially contemporaneous with the spinoff and merger, RJS Generation Holdings LLC will be contributed by its owners to become a subsidiary of Talen Energy. Following completion of these transactions, PPL Corporation shareowners will own 65% of Talen Energy and affiliates of Riverstone will own 35%. PPL Corporation will have no continuing ownership interest in, control of, or affiliation with Talen Energy and PPL Corporation’s shareowners will receive a number of Talen Energy shares at closing based on the number of PPL shares owned as of the spinoff record date. The spinoff will have no effect on the number of PPL Corporation common shares owned by PPL Corporation shareowners or the number of shares of PPL Corporation common stock outstanding. The transaction is intended to be tax-free to PPL Corporation and its shareowners for U.S. federal income tax purposes and is subject to customary closing conditions, including receipt of certain regulatory approvals by the NRC, the Federal Energy Regulatory Commission (“FERC”), the Department of Justice and the Pennsylvania Public Utility Commission (“PUC”). In addition, there must be available, subject to certain conditions, at least $1 billion of undrawn credit capacity, after deducting any letters of credit or other credit support measures posted in connection with energy marketing and trading transactions then outstanding, under a Talen Energy (or its subsidiaries) revolving credit or similar facility. The transaction is expected to close in the second quarter of 2015. Upon completion of this transaction, PPL Corporation will no longer have a Supply segment.

PPL Corporation’s subsidiaries, including PPL Electric, LKE, LG&E, KU and PPL Energy Supply are separate legal entities and are not liable for the debts of PPL Corporation, and PPL Corporation is not liable for the debts of its subsidiaries (other than under the PPL Guarantees of PPL Capital Funding Debt Securities and PPL Subordinated Guarantees of PPL Capital Funding Subordinated Debt Securities). None of PPL Electric, LKE, LG&E or KU will guarantee or provide other credit or funding support for the Securities to be offered by PPL Corporation pursuant to this prospectus.

PPL CAPITAL FUNDING, INC.

PPL Capital Funding is a Delaware corporation and wholly owned subsidiary of PPL Corporation. PPL Capital Funding’s primary business is to provide PPL Corporation with financing for its operations. PPL Corporation will fully and unconditionally guarantee the payment of principal, premium and interest on the PPL Capital Funding Debt Securities pursuant to the PPL Guarantees and the PPL Capital Funding Subordinated Debt Securities pursuant to the PPL Subordinated Guarantees, as will be described in supplements to this prospectus.

PPL ELECTRIC UTILITIES CORPORATION

PPL Electric, headquartered in Allentown, Pennsylvania, is a direct wholly owned subsidiary of PPL Corporation, incorporated in Pennsylvania in 1920 and a regulated public utility that is an electricity transmission and distribution service provider in eastern and central Pennsylvania. As of December 31, 2014, PPL Electric delivered electricity to approximately 1.4 million customers in a 10,000-square mile territory in 29 counties of eastern and central Pennsylvania. PPL Electric also provides electricity supply to retail customers in this area as a provider of last resort under the Pennsylvania Electricity Generation Customer Choice and Competition Act.

PPL Electric is subject to regulation as a public utility by the PUC, and certain of its transmission activities are subject to the jurisdiction of FERC under the Federal Power Act.

Neither PPL Corporation nor any of its subsidiaries or affiliates will guarantee or provide other credit or funding support for the Securities to be offered by PPL Electric pursuant to this prospectus.

LG&E AND KU ENERGY LLC

LKE, headquartered in Louisville, Kentucky, is a wholly owned subsidiary of PPL Corporation since 2010 and a holding company that owns regulated utility operations through its subsidiaries, LG&E and KU, which constitute substantially all of LKE’s assets. LG&E and KU are regulated public utilities engaged in the generation, transmission, distribution and sale of electricity. LG&E also engages in the distribution and sale of natural gas. LG&E and KU maintain their separate corporate identities and serve customers in Kentucky under their respective names. KU also serves customers in Virginia under the Old Dominion Power name and in Tennessee under the KU name. LKE, formed in 2003, is the successor to a Kentucky entity formed in 1989.

See “Louisville Gas and Electric Company” and “Kentucky Utilities Company” below for additional information about LG&E and KU.

Neither PPL Corporation nor any of its subsidiaries or affiliates will guarantee or provide other credit or funding support for the Securities to be offered by LKE pursuant to this prospectus.

LOUISVILLE GAS AND ELECTRIC COMPANY

LG&E, headquartered in Louisville, Kentucky, is a wholly owned subsidiary of LKE and a regulated utility engaged in the generation, transmission, distribution and sale of electricity and distribution and sale of natural gas in Kentucky. As of December 31, 2014, LG&E provided electric service to approximately 400,000 customers in Louisville and adjacent areas in Kentucky, covering approximately 700 square miles in nine counties and provided natural gas service to approximately 321,000 customers in its electric service area and eight additional counties in Kentucky.

LG&E is subject to regulation as a public utility by the Kentucky Public Service Commission (“KPSC”), and certain of its transmission activities are subject to the jurisdiction of the FERC under the Federal Power Act. LG&E was incorporated in 1913.

Neither PPL Corporation nor any of its subsidiaries or affiliates will guarantee or provide other credit or funding support for the Securities to be offered by LG&E pursuant to this prospectus.

KENTUCKY UTILITIES COMPANY

KU, headquartered in Lexington, Kentucky, is a wholly owned subsidiary of LKE and a regulated utility engaged in the generation, transmission, distribution and sale of electricity in Kentucky, Virginia and Tennessee.

As of December 31, 2014, KU provided electric service to approximately 515,000 customers in 77 counties in central, southeastern and western Kentucky, approximately 28,000 customers in five counties in southwestern Virginia, and fewer than ten customers in Tennessee, covering approximately 4,800 non-contiguous square miles. As of December 31, 2014, KU also sold wholesale electricity to 12 municipalities in Kentucky under load following contracts. In Virginia, KU operates under the name Old Dominion Power Company.

KU is subject to regulation as a public utility by the KPSC, the Virginia State Corporation Commission and the Tennessee Regulatory Authority, and certain of its transmission and wholesale power activities are subject to the jurisdiction of the FERC under the Federal Power Act. KU was incorporated in Kentucky in 1912 and in Virginia in 1991.

Neither PPL Corporation nor any of its subsidiaries or affiliates will guarantee or provide other credit or funding support for the Securities to be offered by KU pursuant to this prospectus.

The offices of PPL Corporation, PPL Capital Funding and PPL Electric are located at Two North Ninth Street, Allentown, Pennsylvania 18101-1179 (Telephone number (610) 774-5151).

The offices of LKE and LG&E are located at 220 West Main Street, Louisville, Kentucky 40202 (Telephone number (502) 627-2000).

The offices of Kentucky Utilities Company are located at One Quality Street, Lexington, Kentucky 40507 (Telephone number (502) 627-2000).

The information above concerning PPL Corporation, PPL Capital Funding, PPL Electric, LKE, LG&E and KU and, if applicable, their respective subsidiaries is only a summary and does not purport to be comprehensive. For additional information about these companies, including certain assumptions, risks and uncertainties involved in the forward-looking statements contained or incorporated by reference in this prospectus, you should refer to the information described in “Where You Can Find More Information.”

USE OF PROCEEDS

Except as otherwise described in a prospectus supplement, the net proceeds from the sale of the PPL Capital Funding Debt Securities and the PPL Capital Funding Subordinated Debt Securities will be loaned to PPL Corporation and/or its subsidiaries, and PPL Corporation and/or its subsidiaries are expected to use the proceeds of such loans, and the proceeds of the other Securities issued by PPL Corporation, for general corporate purposes, including repayment of debt. Except as otherwise described in a prospectus supplement, each of PPL Electric, LKE, LG&E and KU is expected to use the proceeds of the Securities it issues for general corporate purposes, including repayment of debt and for capital expenditures related to construction costs.

RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

PPL Corporation

The following table sets forth PPL Corporation’s ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated:

	Twelve Months Ended December 31,
	2014	2013	2012	2011	2010
Ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends (a)	3.1	2.1	2.9	2.9	2.6

(a)	See PPL Corporation’s reports on file with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as described under “Where You Can Find More Information” for more information. PPL Corporation had no preferred securities outstanding during the periods indicated; therefore, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

PPL Electric

The following table sets forth PPL Electric’s ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated:

	Twelve Months Ended December 31,
	2014	2013	2012	2011	2010
Ratio of earnings to fixed charges (a)	4.2	3.7	2.9	3.4	2.9

(a)	See PPL Electric’s reports on file with the SEC pursuant to the Exchange Act as described under “Where You Can Find More Information” for more information.

LKE

The following table sets forth LKE’s ratio of earnings to fixed charges and ratio of earnings to combined fixed charges for the periods indicated. The following table includes the periods before and after PPL Corporation’s acquisition of LKE on November 1, 2010, and is labeled as Predecessor or Successor.

	Successor					Predecessor
	12 Months Ended Dec. 31, 2014	12 Months Ended Dec. 31, 2013	12 Months Ended Dec. 31, 2012	12 Months Ended Dec. 31, 2011	2 Months Ended Dec. 31, 2010	10 Months Ended Oct. 31, 2010
Ratio of earnings to fixed charges (a)	4.2	4.6	3.3	3.7	3.9	2.7

(a)	See LKE’s reports on file with the SEC pursuant to the Exchange Act as described under “Where You Can Find More Information” for more information.

LG&E

The following table sets forth LG&E’s ratio of earnings to fixed charges and ratio of earnings to combined fixed charges for the periods indicated. The following table includes the periods before and after PPL Corporation’s acquisition of LKE, LG&E’s parent, on November 1, 2010, and is labeled as Predecessor or Successor.

	Successor					Predecessor
	12 Months Ended Dec. 31, 2014	12 Months Ended Dec. 31, 2013	12 Months Ended Dec. 31, 2012	12 Months Ended Dec. 31, 2011	2 Months Ended Dec. 31, 2010	10 Months Ended Oct. 31, 2010
Ratio of earnings to fixed charges (a)	6.3	8.1	5.4	5.2	4.8	4.7

(a)	See LG&E’s reports on file with the SEC pursuant to the Exchange Act as described under “Where You Can Find More Information” for more information.

KU

The following table sets forth KU’s ratio of earnings to fixed charges and ratio of earnings to combined fixed charges for the periods indicated. The following table includes the periods before and after PPL Corporation’s acquisition of LKE, KU’s parent, on November 1, 2010, and is labeled as Predecessor or Successor.

	Successor					Predecessor
	12 Months Ended Dec. 31, 2014	12 Months Ended Dec. 31, 2013	12 Months Ended Dec. 31, 2012	12 Months Ended Dec. 31, 2011	2 Months Ended Dec. 31, 2010	10 Months Ended Oct. 31, 2010
Ratio of earnings to fixed charges (a)	5.4	5.9	4.4	4.8	6.0	4.0

(a)	See KU’s reports on file with the SEC pursuant to the Exchange Act as described under “Where You Can Find More Information” for more information.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

PPL Corporation, PPL Electric, LKE, LG&E and KU each file reports and other information with the SEC. You may obtain copies of this information by mail from the Public Reference Room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

PPL Corporation’s Internet Web site is www.pplweb.com. Under the “Investor” heading of that website, PPL Corporation provides access to all SEC filings of PPL Corporation, PPL Electric, LKE, LG&E and KU free of charge, as soon as reasonably practicable after filing with the SEC. The information at PPL Corporation’s Internet Web site is not incorporated in this prospectus by reference, and you should not consider it a part of this prospectus. Additionally, PPL Corporation’s, PPL Electric’s, LKE’s, LG&E’s and KU’s filings are available at the SEC’s Internet Web site (www.sec.gov).

In addition, reports, proxy statements and other information concerning PPL Corporation and PPL Electric, as applicable, can be inspected at their offices at Two North Ninth Street, Allentown, Pennsylvania 18101-1179; reports and other information concerning LKE and LG&E can be inspected at their offices at 220 West Main Street, Louisville, Kentucky 40202, and reports and other information concerning KU can be inspected at its office at One Quality Street, Lexington, Kentucky 40507.

Incorporation by Reference

Each of PPL Corporation, PPL Electric, LKE, LG&E and KU will “incorporate by reference” information into this prospectus by disclosing important information to you by referring you to another document that it files separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about the registrants.

PPL Corporation

SEC Filings (File No. 1-11459)	Period/Date
Annual Report on Form 10-K	Year ended December 31, 2014

PPL Corporation’s 2014 Notice of Annual Meeting and Proxy Statement	Filed on April 8, 2014 (portions thereof incorporated by reference into PPL Corporation’s Annual Report on Form 10-K for the year ended December 31, 2013)

Current Reports on Form 8-K	Filed on February 25, 2015

PPL Corporation’s Registration Statement on Form 8-B	Filed on April 27, 1995

PPL Electric

SEC Filings (File No. 1-905)	Period/Date
Annual Report on Form 10-K	Year ended December 31, 2014

LKE

SEC Filings (File No. 333-173665)	Period/Date
Annual Report on Form 10-K	Year ended December 31, 2014

LG&E

SEC Filings (File No. 1-2893)	Period/Date
Annual Report on Form 10-K	Year ended December 31, 2014

KU

SEC Filings (File No. 1-3464)	Period/Date
Annual Report on Form 10-K	Year ended December 31, 2014

Additional documents that PPL Corporation, PPL Electric, LKE, LG&E and KU file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, between the date of this prospectus and the termination of the offering of the Securities are also incorporated herein by reference. In addition, any additional documents that PPL Corporation, PPL Electric, LKE, LG&E or KU file with the SEC pursuant to these sections of the Exchange Act after the date of the filing of the registration statement containing this prospectus, and prior to the effectiveness of the registration statement, are also incorporated herein by reference. Unless specifically stated to the contrary, none of the information that PPL Corporation, PPL Electric, LKE, LG&E or KU files or discloses under Items 2.02 or 7.01 of any Current Report on Form 8-K that have been furnished or may from time to time be furnished with the SEC is or will be incorporated by reference into, or otherwise included in, this prospectus.

Each of PPL Corporation, PPL Electric, LKE, LG&E and KU will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, a copy of any and all of its filings with the SEC. You may request a copy of these filings by writing or telephoning the appropriate registrant at:

For PPL Corporation and PPL Electric:

Two North Ninth Street

Allentown, Pennsylvania 18101-1179

Attention: Treasurer

Telephone: 1-800-345-3085

For LKE and LG&E:

220 West Main Street

Louisville, Kentucky 40202

Attention: Treasurer

Telephone: 1-800-345-3085

For KU:

One Quality Street

Lexington, Kentucky 40507

Attention: Treasurer

Telephone: 1-800-345-3085

No separate financial statements of PPL Capital Funding are included herein or incorporated herein by reference. PPL Corporation and PPL Capital Funding do not consider those financial statements to be material to holders of the PPL Capital Funding Debt Securities or PPL Capital Funding Subordinated Debt Securities because (1) PPL Capital Funding is a wholly owned subsidiary that was formed for the primary purpose of providing financing for PPL Corporation and its subsidiaries, (2) PPL Capital Funding does not currently engage in any independent operations and (3) PPL Capital Funding is a finance subsidiary and does not currently plan to engage, in the future, in more than minimal independent operations. See “PPL Capital Funding.” Accordingly, PPL Corporation and PPL Capital Funding do not expect PPL Capital Funding to file such reports.

EXPERTS

The consolidated financial statements of PPL Corporation, PPL Electric Utilities Corporation and LG&E and KU Energy LLC, and the financial statements of Louisville Gas and Electric Company and Kentucky Utilities Company appearing in such companies’ Annual Reports (Form 10-K) for the year ended December 31, 2014 including schedules appearing therein, and the effectiveness of PPL Corporation’s internal control over financial reporting as of December 31, 2014, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

VALIDITY OF THE SECURITIES AND THE PPL GUARANTEES

Pillsbury Winthrop Shaw Pittman LLP, New York, New York or Simpson Thacher & Bartlett LLP, New York, New York and Frederick C. Paine, Esq., Senior Counsel of PPL Services Corporation will pass upon the validity of the Securities, the PPL Guarantees and the PPL Subordinated Guarantees for PPL Corporation, PPL Capital Funding and PPL Electric. Pillsbury Winthrop Shaw Pittman LLP and John P. Fendig, Esq. of LG&E and KU Energy LLC will pass upon the validity of any LKE, LG&E and KU Securities for those issuers. Sullivan & Cromwell LLP, New York, New York or Davis Polk & Wardwell LLP, New York, New York will pass upon the validity of the Securities, the PPL Guarantees and the PPL Subordinated Guarantees for any underwriters or agents. Pillsbury Winthrop Shaw Pittman LLP, Simpson Thacher & Bartlett LLP, Sullivan & Cromwell LLP and Davis Polk & Wardwell LLP will rely on the opinion of Mr. Paine as to matters involving the law of the Commonwealth of Pennsylvania and on the opinion of Mr. Fendig as to matters involving the laws of the Commonwealths of Kentucky and Virginia and the State of Tennessee.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is a statement of the estimated expenses (other than underwriting compensation) to be incurred by PPL Corporation and subsidiaries in connection with a distribution of the securities registered under this registration statement.

Securities and Exchange Commission registration fee	$	*
Printing expenses		**
Trustee fees and expenses		**
Legal fees and expenses		**
Accounting fees and expenses		**
Blue Sky fees and expenses		**
Rating Agency fees		**
Miscellaneous		**

Total	$	**

*	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).
**	Estimated expenses not presently known.

Item 15. Indemnification of Directors and Officers.

PPL Corporation

Section 7.01 of the Bylaws of PPL Corporation provides:

(a) Right to Indemnification. Except as prohibited by law, every director and officer of the corporation shall be entitled as of right to be indemnified by the corporation against reasonable expense and any liability paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the corporation or otherwise, in which he or she may be involved, as a party or otherwise, by reason of such person being or having been a director or officer of the corporation or by reason of the fact that such person is or was serving at the request of the corporation as a director, officer, employee, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity (such claim, action, suit or proceeding hereinafter being referred to as “action”). Such indemnification shall include the right to have expenses incurred by such person in connection with an action paid in advance by the corporation prior to final disposition of such action, subject to such conditions as may be prescribed by law. Persons who are not directors or officers of the corporation may be similarly indemnified in respect of service to the corporation or to another such entity at the request of the corporation to the extent the board of directors at any time denominates such person as entitled to the benefits of this Section 7.01. As used herein, “expense” shall include fees and expenses of counsel selected by such person; and “liability” shall include amounts of judgments, excise taxes, fines and penalties, and amounts paid in settlement.

(b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Section 7.01 is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action that the conduct of the claimant was such that under Pennsylvania law the corporation would be prohibited from indemnifying the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel and its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the conduct of the claimant was not such that indemnification would be prohibited by law, nor an actual determination by the corporation (including its board of directors, independent legal counsel or its shareholders) that the conduct of the claimant was such that indemnification would be prohibited by law, shall be a defense to the action or create a presumption that the conduct of the claimant was such that indemnification would be prohibited by law.

(c) Insurance and Funding. The corporation may purchase and maintain insurance to protect itself and any person eligible to be indemnified hereunder against any liability or expense asserted or incurred by such person in connection with any action, whether or not the corporation would have the power to indemnify such person against such liability or expense by law or under the provisions of this Section 7.01. The corporation may create a trust fund, grant a security interest, cause a letter of credit to be issued or use other means (whether or not similar to the foregoing) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

(d) Non-Exclusivity; Nature and Extent of Rights. The right of indemnification provided for herein (1) shall not be deemed exclusive of any other rights, whether now existing or hereafter created, to which those seeking indemnification hereunder may be entitled under any agreement, bylaw or charter provision, vote of shareholders or directors or otherwise, (2) shall be deemed to create contractual rights in favor of persons entitled to indemnification hereunder, (3) shall continue as to persons who have ceased to have the status pursuant to which they were entitled or were denominated as entitled to indemnification hereunder and shall inure to the benefit of the heirs and legal representatives of persons entitled to indemnification hereunder and (4) shall be applicable to actions, suits or proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof. The right of indemnification provided for herein may not be amended, modified or repealed so as to limit in any way the indemnification provided for herein with respect to any acts or omissions occurring prior to the effective date of any such amendment, modification or repeal.

Directors and officers of PPL Corporation may also be indemnified in certain circumstances pursuant to the statutory provisions of general application contained in Pennsylvania law. Furthermore, PPL Corporation, as well as its directors and officers, may be entitled to indemnification by any underwriters named in a prospectus supplement against certain civil liabilities under the Securities Act of 1933 under agreements entered into between PPL Corporation and such underwriters.

PPL Corporation presently has insurance policies which, among other things, include liability insurance coverage for officers and directors and officers and directors of PPL Corporation’s subsidiaries, including PPL Capital Funding, Inc., under which such officers and directors are covered against any “loss” by reason of payment of damages, judgments, settlements and costs, as well as charges and expenses incurred in the defense of actions, suits or proceedings. “Loss” is specifically defined to exclude fines and penalties, as well as matters deemed uninsurable under the law pursuant to which the insurance policy shall be construed. The policies also contain other specific exclusions, including illegally obtained personal profit or advantage, and dishonesty.

PPL Capital Funding, Inc.

Article VI of the By-Laws of PPL Capital Funding, Inc. provides:

Section 6.1. Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnitee”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the written request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such

Indemnitee. Notwithstanding the preceding sentence, except as otherwise provided in Section 6.3, the Corporation shall be required to indemnify an Indemnitee in connection with a proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized by the Board of Directors.

Section 6.2. Prepayment of Expenses. The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnitee in defending any proceeding in advance of its final disposition; provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Article VI or otherwise.

Section 6.3. Claims. If a claim for indemnification or payment of expenses under this Article VI is not paid in full within sixty (60) days after a written claim therefor by the Indemnitee has been received by the Corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of providing that the Indemnitee is not entitled to the requested indemnification or payment of expenses under applicable law.

Section 6.4. Nonexclusivity of Rights. The rights conferred on any Indemnitee by this Article VI shall not be exclusive of any other rights which such Indemnitee may have or hereafter acquire under any statute, provision of the certificate of incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 6.5. Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

Section 6.6. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal of modification.

Section 6.7. Other Indemnification and Prepayment of Expenses. This Article VI shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.

Article 7 of the Certificate of Incorporation of PPL Capital Funding, Inc. provides:

The Corporation shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action or proceeding whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or serves or served any other enterprise as a director or officer at the request of the Corporation or any predecessor of the Corporation. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director of the Corporation, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

Directors and officers of PPL Capital Funding, Inc. may also be indemnified in certain circumstances pursuant to the statutory provisions of general application contained in Delaware law. Furthermore, PPL Capital Funding, Inc., as well as its directors and officers, may be entitled to indemnification by any underwriters named in a prospectus supplement against certain civil liabilities under the Securities Act of 1933 under agreements entered into between PPL Capital Funding, Inc. and such underwriters.

PPL Capital Funding, Inc. presently has insurance policies which, among other things, include liability insurance coverage for officers and directors of PPL Capital Funding, Inc., under which such officers and directors are covered against any “loss” by reason of payment of damages, judgments, settlements and costs, as well as charges and expenses incurred in the defense of actions, suits or proceedings. “Loss” is specifically defined to exclude fines and penalties, as well as matters deemed uninsurable under the law pursuant to which the insurance policy shall be construed. The policies also contain other specific exclusions, including illegally obtained personal profit or advantage, and dishonesty.

PPL Electric Utilities Corporation

Section 7.02 of the Bylaws of PPL Electric Utilities Corporation provides:

(a) Right To Indemnification. Except as prohibited by law, every director and officer of the Company shall be entitled as of right to be indemnified by the Company against reasonable expense and any liability paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the Company or otherwise, in which he or she may be involved, as a party or otherwise, by reason of such person being or having been a director or officer of the Company or by reason of the fact that such person is or was serving at the request of the Company as a director, officer, employee, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity (such claim, action, suit or proceeding hereinafter being referred to as “action”). Such indemnification shall include the right to have expenses incurred by such person in connection with an action paid in advance by the Company prior to final disposition of such action, subject to such conditions as may be prescribed by law. Persons who are not directors or officers of the Company may be similarly indemnified in respect of service to the Company or to another such entity at the request of the Company to the extent the Board of Directors at any time denominates such person as entitled to the benefits of this Section 7.02. As used herein, “expense” shall include fees and expenses of counsel selected by such person; and “liability” shall include amounts of judgments, excise taxes, fines and penalties, and amounts paid in settlement.

(b) Right Of Claimant To Bring Suit. If a claim under paragraph (a) of this Section 7.02 is not paid in full by the Company within thirty days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action that the conduct of the claimant was such that under Pennsylvania law the Company would be prohibited from indemnifying the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, independent legal counsel and its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the conduct of the claimant was not such that indemnification would be prohibited by law, nor an actual determination by the Company (including its Board of Directors, independent legal counsel or its shareholders) that the conduct of the claimant was such that indemnification would be prohibited by law, shall be a defense to the action or create a presumption that the conduct of the claimant was such that indemnification would be prohibited by law.

(c) Insurance and Funding. The Company may purchase and maintain insurance to protect itself and any person eligible to be indemnified hereunder against any liability or expense asserted or incurred by such person in connection with any action, whether or not the Company would have the power to indemnify such person against such liability or expense by law or under the provisions of this Section 7.02. The Company may create a trust fund, grant a security interest, cause a letter of credit to be issued or use other means (whether or not similar to the foregoing) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

(d) Non-Exclusivity; Nature And Extent Of Rights. The right of indemnification provided for herein (1) shall not be deemed exclusive of any other rights, whether now existing or hereafter created, to which those seeking indemnification hereunder may be entitled under any agreement, bylaw or charter provision, vote of shareholders or directors or otherwise, (2) shall be deemed to create contractual rights in favor of persons entitled to indemnification hereunder, (3) shall continue as to persons who have ceased to have the status pursuant to which they were entitled or were denominated as entitled to indemnification hereunder and shall inure to the benefit of the heirs and legal representatives of persons entitled to indemnification hereunder and (4) shall be applicable to actions, suits or proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof. The right of indemnification provided for herein may not be amended, modified or repealed so as to limit in any way the indemnification provided for herein with respect to any acts or omissions occurring prior to the effective date of any such amendment, modification or repeal.

Directors and officers of the PPL Electric Utilities Corporation may also be indemnified in certain circumstances pursuant to the statutory provisions of general application contained in Pennsylvania law. Furthermore, PPL Electric Utilities Corporation, as well as its directors and officers, may be entitled to indemnification by any underwriters named in a prospectus supplement against certain civil liabilities under the Securities Act of 1933 under agreements entered into between PPL Electric Utilities Corporation and such underwriters.

PPL Electric Utilities Corporation presently has insurance policies which, among other things, include liability insurance coverage for officers and directors of PPL Electric Utilities Corporation, under which such officers and directors are covered against any “loss” by reason of payment of damages, judgments, settlements and costs, as well as charges and expenses incurred in the defense of actions, suits or proceedings. “Loss” is specifically defined to exclude fines and penalties, as well as matters deemed uninsurable under the law pursuant to which the insurance policy shall be construed. The policies also contain other specific exclusions, including illegally obtained personal profit or advantage, and dishonesty.

LG&E and KU Energy LLC

LG&E and KU Energy LLC is a limited liability company formed under the Kentucky Limited Liability Company Act, or the KLLCA. Its Amended and Restated Operating Agreement provides, in general, for mandatory indemnification of directors and officers by the registrant to the fullest extent permitted by law.

Section 275.180 of the KLLCA provides that a limited liability company may, through its written operating agreement, (1) eliminate or limit the personal liability of a member or manager for monetary damages for breach of any duty provided for in Section 275.170 (duties of care and loyalty of a member or manager) of the KLLCA; and (2) provide for indemnification of a member or manager for judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which a person is a party because the person is or was a member or manager.

LKE presently has insurance policies which, among other things, include liability insurance coverage for officers and directors of LKE, under which such officers and directors are covered against any “loss” by reason of payment of damages, judgments, settlements and costs, as well as charges and expenses incurred in the defense of actions, suits or proceedings. “Loss” is specifically defined to exclude fines and penalties, as well as matters deemed uninsurable under the law pursuant to which the insurance policy shall be construed. The policies also contain other specific exclusions, including illegally obtained personal profit or advantage, and dishonesty.

Louisville Gas and Electric Company

Louisville Gas and Electric Company is a corporation incorporated under the Kentucky Business Corporation Act, or the KBCA. LG&E’s Amended and Restated Articles of Incorporation and By-laws provide, in general, for mandatory indemnification of directors and officers by the registrant to the fullest extent permitted by law.

Sections 271B.8-500 to 271B.8-580 of the KBCA provide that a corporation may indemnify an individual made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, because he is or was a director of a corporation or an individual who, while a director, officer, employee or agent of a corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability incurred in the proceeding if he conducted himself in good faith and he reasonably believed (a) in the case of conduct in his official capacity with the corporation that his conduct was in its best interests and (b) in all other cases, that his conduct was at least not opposed to its best interests. In the case of any criminal proceeding, he must have had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify such individual (i) in connection with a proceeding by or in the right of the corporation in which such individual was adjudged liable to the corporation or (ii) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

Section 271B.8-520 of the KBCA provides that, unless a corporation’s articles of incorporation provide otherwise, a corporation shall indemnify an individual who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which such individual was a party because he is or was a director or officer of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against reasonable expenses incurred by him in connection with the proceeding.

Under Section 271B.2-020(2)(d) of the KBCA, a corporation’s articles of organization may limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of his duties as a director, provided that such provision shall not eliminate or limit the liability of a director (1) for any transaction in which the director’s personal financial interest is in conflict with the financial interests of the corporation or its shareholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or are known to the director to be a violation of law, (3) for any vote for or assent to an unlawful distribution to shareholders as prohibited under Section 271B.8-330 or (4) for any transaction from which the director derived an improper personal benefit.

LG&E presently has insurance policies which, among other things, include liability insurance coverage for officers and directors of LG&E, under which such officers and directors are covered against any “loss” by reason of payment of damages, judgments, settlements and costs, as well as charges and expenses incurred in the defense of actions, suits or proceedings. “Loss” is specifically defined to exclude fines and penalties, as well as matters deemed uninsurable under the law pursuant to which the insurance policy shall be construed. The policies also contain other specific exclusions, including illegally obtained personal profit or advantage, and dishonesty.

Kentucky Utilities Company

Kentucky Utilities Company is a corporation incorporated under the Kentucky Business Corporation Act, or the KBCA, and the Virginia Stock Corporation Act, or VSCA. KU’s Amended and Restated Articles of Incorporation and By-laws provide, in general, for mandatory indemnification of directors and officers by the registrant to the fullest extent permitted by law.

Sections 271B.8-500 to 271B.8-580 of the KBCA provide that a corporation may indemnify an individual made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, because he is or was a director of a corporation or an individual who, while a director, officer, employee or agent of a corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability incurred in the proceeding if he conducted himself in good faith and he reasonably believed (a) in the case of conduct in his official capacity with the corporation that his conduct was in its best interests and (b) in all other cases, that his conduct was at least not opposed to its best interests. In the case of any criminal proceeding, he must have had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify such individual (i) in connection with a proceeding by or in the right of the corporation in which such individual was adjudged liable to the corporation or (ii) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

Section 271B.8-520 of the KBCA provides that, unless a corporation’s articles of incorporation provide otherwise, a corporation shall indemnify an individual who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which such individual was a party because he is or was a director or officer of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against reasonable expenses incurred by him in connection with the proceeding.

Under Section 271B.2-020(2)(d) of the KBCA, a corporation’s articles of organization may limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of his duties as a director, provided that such provision shall not eliminate or limit the liability of a director (1) for any transaction in which the director’s personal financial interest is in conflict with the financial interests of the corporation or its shareholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or are known to the director to be a violation of law, (3) for any vote for or assent to an unlawful distribution to shareholders as prohibited under Section 271B.8-330 or (4) for any transaction from which the director derived an improper personal benefit.

The Virginia Stock Corporation Act empowers a corporation to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; (2) he believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director (1) in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard in the preceding sentence; or (2) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Unless limited by its articles of incorporation, a corporation must indemnify a director who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Under the VSCA, a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if: (1) the director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in Section 13.1-697 of the VSCA; and (2) the director furnishes the corporation an undertaking, executed personally or on his behalf, to repay the advance if the director is not entitled to mandatory indemnification under Section 13.1-698 of the VSCA and it is ultimately determined that he did not meet the relevant standard of conduct. Unless a corporation’s articles of incorporation provide otherwise, the corporation may indemnify and advance expenses to an officer of the corporation to the same extent as to a director. A corporation may also purchase and maintain on behalf of a director or officer insurance against liabilities incurred in such capacities, whether or not the corporation would have the power to indemnify him against the same liability under the VSCA.

KU presently has insurance policies which, among other things, include liability insurance coverage for officers and directors of KU, under which such officers and directors are covered against any “loss” by reason of payment of damages, judgments, settlements and costs, as well as charges and expenses incurred in the defense of actions, suits or proceedings. “Loss” is specifically defined to exclude fines and penalties, as well as matters deemed uninsurable under the law pursuant to which the insurance policy shall be construed. The policies also contain other specific exclusions, including illegally obtained personal profit or advantage, and dishonesty.

Item 16. Exhibits.

Reference is made to the Exhibit Index filed herewith at page II-14, such Exhibit Index being incorporated in this Item 16 by reference. Instruments with respect to long-term debt of the undersigned registrants and their consolidated subsidiaries other than those instruments listed in the Exhibit Index are omitted pursuant to Item 601(b)(4)(iii) of Regulation S-K, as the total amount authorized under each such omitted instrument does not exceed 10 percent of the total assets of the undersigned registrants and their subsidiaries on a consolidated basis. The undersigned registrants hereby agrees to furnish a copy of any such instrument to the Securities and Exchange Commission upon request.

Item 17. Undertakings.

(a) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;

provided, however, that (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants’ annual reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, PPL Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allentown, and Commonwealth of Pennsylvania, on the 25th day of February, 2015.

PPL Corporation (Registrant)

By:	/s/ WILLIAM H. SPENCE
William H. Spence
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on the 25th day of February, 2015.

Signature	Title

/s/ WILLIAM H. SPENCE William H. Spence, Chairman, President and Chief	Principal Executive Officer and Director
Executive Officer

/s/ VINCENT SORGI Vincent Sorgi, Senior Vice President and Chief	Principal Financial Officer
Financial Officer

/s/ STEPHEN K. BREININGER Stephen K. Breininger, Vice President and Controller	Principal Accounting Officer

Directors

By	/s/ FREDERICK C. PAINE
Frederick C. Paine, As Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, PPL Capital Funding, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allentown, and Commonwealth of Pennsylvania, on the 25th day of February, 2015.

PPL Capital Funding, Inc. (Registrant)

By	/s/ VINCENT SORGI
Vincent Sorgi
President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on the 25th day of February, 2015.

Signature	Title

/s/ VINCENT SORGI Vincent Sorgi, President	Principal Executive and Financial Officer and Director

/s/ STEPHEN K. BREININGER	Principal Accounting Officer
Stephen K. Breininger, Controller

/s/ MARK F. WILTEN	Director
Mark F. Wilten

/s/ ALEXANDER J. TOROK	Director
Alexander J. Torok

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, PPL Electric Utilities Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allentown, and Commonwealth of Pennsylvania, on the 25th day of February, 2015.

PPL Electric Utilities Corporation (Registrant)

By	/s/ GREGORY N. DUDKIN
Gregory N. Dudkin
President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on the 25th day of February, 2015.

Signature	Title

/s/ GREGORY N. DUDKIN Gregory N. Dudkin, President	Principal Executive Officer and Director

/s/ DENNIS A. URBAN, JR. Dennis A. Urban, Jr., Controller	Principal Financial and Accounting Officer

/s/ ROBERT J. GREY	Director
Robert J. Grey

/s/ VINCENT SORGI	Director
Vincent Sorgi

/s/ WILLIAM H. SPENCE	Director
William H. Spence

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, LG&E and KU Energy LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, and Commonwealth of Kentucky, on the 25th day of February, 2015.

LG&E and KU Energy LLC (Registrant)

By	/s/ VICTOR A. STAFFIERI
Victor A. Staffieri
Chairman of the Board, Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on the 25th day of February, 2015.

Signature	Title

/s/ VICTOR A. STAFFIERI Victor A. Staffieri, Chairman of the Board,	Principal Executive Officer and Director
Chief Executive Officer and President

/s/ KENT W. BLAKE Kent W. Blake, Chief Financial Officer	Principal Financial and Accounting Officer

/s/ S. BRADFORD RIVES	Director
S. Bradford Rives

/s/ PAUL W. THOMPSON	Director
Paul W. Thompson

/s/ VINCENT SORGI	Director
Vincent Sorgi

/s/ WILLIAM H. SPENCE	Director
William H. Spence

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Louisville Gas and Electric Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, and Commonwealth of Kentucky, on the 25th day of February, 2015.

Louisville Gas and Electric Company (Registrant)

By	/s/ VICTOR A. STAFFIERI
Victor A. Staffieri
Chairman of the Board, Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on the 25th day of February, 2015.

Signature	Title

/s/ VICTOR A. STAFFIERI Victor A. Staffieri, Chairman of the Board,	Principal Executive Officer and Director
Chief Executive Officer and President

/s/ KENT W. BLAKE Kent W. Blake, Chief Financial Officer	Principal Financial and Accounting Officer

/s/ S. BRADFORD RIVES	Director
S. Bradford Rives

/s/ PAUL W. THOMPSON	Director
Paul W. Thompson

/s/ VINCENT SORGI	Director
Vincent Sorgi

/s/ WILLIAM H. SPENCE	Director
William H. Spence

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Kentucky Utilities Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, and Commonwealth of Kentucky, on the 25th day of February, 2015.

Kentucky Utilities Company (Registrant)

By	/s/ VICTOR A. STAFFIERI
Victor A. Staffieri
Chairman of the Board, Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on the 25th day of February, 2015.

Signature	Title

/s/ VICTOR A. STAFFIERI Victor A. Staffieri, Chairman of the Board,	Principal Executive Officer and Director
Chief Executive Officer and President

/s/ KENT W. BLAKE Kent W. Blake, Chief Financial Officer	Principal Financial and Accounting Officer

/s/ S. BRADFORD RIVES	Director
S. Bradford Rives

/s/ PAUL W. THOMPSON	Director
Paul W. Thompson

/s/ VINCENT SORGI	Director
Vincent Sorgi

/s/ WILLIAM H. SPENCE	Director
William H. Spence

PPL CORPORATION

PPL CAPITAL FUNDING, INC.

PPL ELECTRIC UTILITIES CORPORATION

LG&E AND KU ENERGY LLC

LOUISVILLE GAS AND ELECTRIC COMPANY

KENTUCKY UTILITIES COMPANY

REGISTRATION STATEMENT ON FORM S-3

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

1.1	Form of Underwriting Agreement with respect to Securities	A form of underwriting agreement with respect to any securities will be filed as an Exhibit to a report on Form 8-K, as contemplated by Item 601(b)(1) of Regulation S-K under the Securities Act.

3.1	*Amended and Restated Articles of Incorporation of PPL Corporation	Exhibit 3(i) to PPL Corporation Form 8-K (File No. 1-11459) dated May 20, 2013.

3.2	*Amended and Restated Articles of Incorporation of PPL Electric Utilities Corporation	Exhibit 3(a) to PPL Electric Utilities Corporation Quarterly Report on Form 10-Q (File No. 1-905) for the quarter ended September 30, 2013.

3.3.1	*Certificate of Incorporation of PPL Capital Funding, Inc.	Exhibit 3.3 to PPL Corporation and PPL Capital Funding, Inc. Registration Statement Nos. 333-38003 and 333-38003-01.

3.3.2	*Amended Certificate of Incorporation of PPL Capital Funding, Inc.	Exhibit 3.5 to PPL Corporation, PPL Capital Funding, Inc. and PPL Capital Funding Trust I Registration Statement Nos. 333-54504, 333-54504-1 and 333-54504-2.

3.4	*Articles of Organization of LG&E and KU Energy LLC	Exhibit 3(a) to LG&E and KU Energy LLC Form S-4 (File No. 333-173665) dated April 21, 2011

3.5.1	*Amended and Restated Operating Agreement of LG&E and KU Energy LLC	Exhibit 3(b) to LG&E and KU Energy LLC Form S-4 (File No. 333-173665) dated April 21, 2011).

3.5.2	*Amendment to Amended and Restated Operating Agreement of LG&E and KU Energy LLC	Exhibit 3(h)-2 to PPL Corporation Annual Report on Form 10-K for the year ended December 31, 2013.

3.6.1	*Amended and Restated Articles of Incorporation of Louisville Gas and Electric Company	Exhibit 3(a) to Louisville Gas and Electric Company Form S-4 (File No. 333-173676) dated April 22, 2011).

3.6.2	*Articles of Amendment to Articles of Incorporation of Louisville Gas and Electric Company	Exhibit 3(b) to Louisville Gas and Electric Company Form S-4 (File No. 333-173676) dated April 22, 2011).

3.7.1	*Amended and Restated Articles of Incorporation of Kentucky Utilities Company	Exhibit 3(a) to Kentucky Utilities Company Form S-4 (File No. 333-173675) dated April 22, 2011).

Exhibit No.	Description	Method of Filing

3.7.2	*Articles of Amendment to Articles of Incorporation of Kentucky Utilities Company	Exhibit 3(b) to Kentucky Utilities Company Form S-4 (File No. 333-173675) dated April 22, 2011).

3.8	*Amended and Restated By-Laws of PPL Corporation	Exhibit 3(ii) to PPL Corporation Form 8-K (File No. 1-11459) dated May 20, 2013.

3.9	*By-Laws of PPL Electric Utilities Corporation, as amended and restated	Exhibit 3(b) to PPL Electric Utilities Corporation Quarterly Report on Form 10-Q (File No. 1-905) for the quarter ended September 30, 2013.

3.10	*By-Laws of PPL Capital Funding, Inc.	Exhibit 3.4 to PPL Corporation and PPL Capital Funding, Inc. Registration Statement Nos. 333-38003 and 333-38003-01.

3.11	*Bylaws of Louisville Gas and Electric Company	Exhibit 3(c) to Louisville Gas and Electric Company Form S-4 (File No. 333-173676) dated April 22, 2011).

3.12	*Bylaws of Kentucky Utilities Company	Exhibit 3(c) to Kentucky Utilities Company Form S-4 (File No. 333-173675) dated April 22, 2011).

4.1	*Form of PPL Corporation Common Stock Certificate	Exhibit 4.1 to PPL Corporation Form S-3 (File No. 333-158200) dated March 25, 2009.

4.2	[Reserved]

4.3	[Reserved]

4.4.1	*Indenture dated as of November 1, 1997 among PPL Corporation, PPL Capital Funding, Inc. and The Bank of New York Mellon (as successor trustee to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)), as Trustee	Exhibit 4.1 to PPL Corporation Form 8-K (File No. 1-11459) dated November 12, 1997.

4.4.2	*Supplemental Indenture No. 8 to said Indenture	Exhibit 4(b) to PPL Corporation Form 8-K (File No. 1-11459) dated June 14, 2012.

4.4.3	*Supplemental Indenture No. 9 to said Indenture	Exhibit 4(b) to PPL Corporation Form 8-K (File No. 1-11459) dated October 15, 2012.

4.4.4	*Supplemental Indenture No. 10 to said Indenture	Exhibit 4.2 to PPL Corporation Form 8-K (File No. 1-11459) dated May 24, 2013.

4.4.5	*Supplemental Indenture No. 11 to said Indenture	Exhibit 4.3 to PPL Corporation Form 8-K (File No. 1-11459) dated March 10, 2014.

4.4.6	*Supplemental Indenture No. 12 to said Indenture	Exhibit 4.2 to PPL Corporation Form 8-K (File No. 1-11459) dated March 10, 2014.

4.4.7	*Supplemental Indenture No. 13 to said Indenture	Exhibit 4.2 to PPL Corporation Form 8-K (File No. 1-11459) dated March 10, 2014.

4.4.8	*Supplemental Indenture No. 14 to said Indenture	Exhibit 4.3 to PPL Corporation Form 8-K (File No. 1-11459) dated March 10, 2014.

Exhibit No.	Description	Method of Filing

4.5	*Form of Supplemental Indenture establishing series of PPL Capital Funding, Inc. debt securities	Exhibit 4.5 to PPL Corporation and PPL Capital Funding, Inc. Form S-3 (File Nos. 333-158200 and 333-158200-03) dated March 25, 2009.

4.6	*Form of Officer’s Certificate establishing the form and terms of PPL Capital Funding, Inc. debt securities.	Exhibit 4.6 to PPL Corporation and PPL Capital Funding, Inc. Form S-3 (File Nos. 333-158200 and 333-158200-03) dated March 25, 2009.

4.7	*Form of PPL Corporation Purchase Contract Agreement	Exhibit 4.7 to PPL Corporation Form S-3 (File No. 333-158200) dated March 25, 2009.

4.8	*Form of PPL Corporation Pledge Agreement	Exhibit 4.8 to PPL Corporation Form S-3 (File No. 333-158200) dated March 25, 2009.

4.9	*Form of PPL Corporation Remarketing Agreement	Exhibit 4.9 to PPL Corporation Form S-3 (File No. 333-158200) dated March 25, 2009.

4.10.1	*Indenture, dated as of August 1, 2001, by PPL Electric Utilities Corporation and The Bank of New York Mellon (as successor trustee to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)), as Trustee	Exhibit 4.1 to PPL Electric Utilities Corporation Form 8-K (File No. 1-905) dated August 21, 2001.

4.10.2	*Supplemental Indenture No. 4 to said Indenture	Exhibit 4(g)-5 to PPL Electric Utilities Corporation Annual Report on Form 10-K (File No. 1-905) for the year ended December 31, 2004.

4.10.3	*Supplemental Indenture No. 5 to said Indenture	Exhibit 4(b) to PPL Electric Utilities Corporation Quarterly Report on Form 10-Q (File No. 1-905) for the quarter ended June 30, 2005.

4.10.4	*Supplemental Indenture No. 6 to said Indenture	Exhibit 4(a) to PPL Electric Utilities Corporation Form 8-K (File No. 1-905) dated December 22, 2005.

4.10.5	*Supplemental Indenture No. 7 to said Indenture	Exhibit 4(b) to PPL Electric Utilities Corporation Form 8-K (File No. 1-905) dated August 14, 2007.

4.10.6	*Supplemental Indenture No. 9 to said Indenture	Exhibit 4(c) to PPL Electric Utilities Corporation Form 8-K (File No. 1-905) dated October 31, 2008.

4.10.7	*Supplemental Indenture No. 10 to said Indenture	Exhibit 4(b) to PPL Electric Utilities Corporation Form 8-K (File No. 1-905) dated May 22, 2009.

4.10.8	*Supplemental Indenture No. 11 to said Indenture	Exhibit 4.1 to PPL Electric Utilities Corporation Form 8-K (File No. 1-905) dated July 13, 2011.

4.10.9	*Supplemental Indenture No. 12 to said Indenture	Exhibit 4(a) to PPL Electric Utilities Corporation Form 8-K (File No. 1-905) dated July 18, 2011.

4.10.10	*Supplemental Indenture No. 13 to said Indenture	Exhibit 4(a) to PPL Electric Utilities Corporation Form 8-K (File No. 1-905) dated August 23, 2011.

Exhibit No.	Description	Method of Filing

4.10.11	*Supplemental Indenture No. 14 to said Indenture	Exhibit 4(a) to PPL Electric Utilities Corporation Form 8-K (File No. 1-905) dated August 24, 2012.

4.10.12	*Supplemental Indenture No. 15 to said Indenture	Exhibit 4(a) to PPL Electric Utilities Corporation Form 8-K (File No. 1-905) dated July 11, 2013.

4.10.13	*Supplemental Indenture No. 16 to said Indenture	Exhibit 4(a) to PPL Electric Utilities Corporation Form 8-K (File No. 1-905) dated June 5, 2014.

4.11	*Form of Supplemental Indenture to said Indenture establishing series of PPL Electric Utilities Corporation debt securities	Exhibit 4.14 to PPL Corporation Form S-3 (File No. 333-180410) dated March 29, 2012.

4.12	*Form of Officer’s Certificate establishing the form and terms of PPL Electric Utilities Corporation debt securities	Exhibit 4.15 to PPL Electric Utilities Corporation Form S-3 (File No. 333-158200-02) dated March 25, 2009.

4.13.1	*Subordinated Indenture, dated as of March 1, 2007, between PPL Capital Funding, Inc., PPL Corporation and The Bank of New York Mellon, as Trustee	Exhibit 4(a) to PPL Corporation Form 8-K (File No. 1-11459) dated March 20, 2007.

4.13.2	*Supplemental Indenture No. 1 to said Subordinated Indenture	Exhibit 4(b) to PPL Corporation Form 8-K (File No. 1-11459) dated March 20, 2007.

4.13.3	*Supplemental Indenture No. 2 to said Subordinated Indenture	Exhibit 4.3 to PPL Corporation Form 8-K (File No. 1-11459) dated June 28, 2010.

4.13.4	*Supplemental Indenture No. 3 to said Subordinated Indenture	Exhibit 4.3 to PPL Corporation Form 8-K (File No. 1-11459) dated April 15, 2011

4.14	*Form of Supplemental Indenture to said Subordinated Indenture establishing series of PPL Capital Funding Inc. subordinated debt securities	Exhibit 4.17 to PPL Corporation and PPL Capital Funding, Inc. Form S-3 (File Nos. 333-158200 and 333-158200-03) dated March 25, 2009.

4.15	*Form of Officers’ Certificate establishing the form and terms of PPL Capital Funding, Inc. subordinated debt securities	Exhibit 4.18 to PPL Corporation and PPL Capital Funding, Inc. Form S-3 (File Nos. 333-158200 and 333-158200-03) dated March 25, 2009.

4.16.1	*Indenture, dated as of November 1, 2010, between LG&E and KU Energy LLC and The Bank of New York Mellon, as Trustee	Exhibit 4(s)-1 to PPL Corporation Annual Report on Form 10-K for the year ended December 31, 2010.

4.16.2	*Supplemental Indenture No. 1, dated as of November 1, 2010, to said Indenture	Exhibit 4(s)-2 to PPL Corporation Annual Report on Form 10-K for the year ended December 31, 2010.

4.16.3	*Supplemental Indenture No. 2, dated as of September 1, 2011, to said Indenture	Exhibit 4(a) to LG&E and KU Energy LLC Form 8-K (File No. 333-173665) dated September 30, 2011.

4.17	*Form of Supplemental Indenture establishing series of LG&E and KU Energy LLC debt securities	Exhibit 4.23 to PPL Corporation Form S-3 (File No. 333-180410) dated March 29, 2012.

Exhibit No.	Description	Method of Filing

4.18	*Form of Officer’s Certificate establishing the form and terms of LG&E and KU Energy LLC debt securities	Exhibit 4.24 to PPL Corporation Form S-3 (File No. 333-180410) dated March 29, 2012.

4.19.1	*Indenture, dated as of October 1, 2010, between Louisville Gas and Electric Company and The Bank of New York Mellon, as Trustee	Exhibit 4(r)-1 to PPL Corporation Annual Report on Form 10-K for the year ended December 31, 2010.

4.19.2	*Supplemental Indenture No. 1, dated as of October 15, 2010, to said Indenture	Exhibit 4(r)-2 to PPL Corporation Annual Report on Form 10-K for the year ended December 31, 2010.

4.19.3	*Supplemental Indenture No. 2, dated as of November 1, 2010, to said Indenture	Exhibit 4(r)-3 to PPL Corporation Annual Report on Form 10-K for the year ended December 31, 2010.

4.19.4	*Supplemental Indenture No. 3, dated as of November 1, 2013, to said Indenture	Exhibit 4(a) to PPL Corporation Form 8-K (File No. 1-11459) dated November 14, 2013.

4.20	*Form of Supplemental Indenture establishing series of Louisville Gas and Electric Company debt securities	Exhibit 4.26 to PPL Corporation Form S-3 (File No. 333-180410) dated March 29, 2012.

4.21	*Form of Officer’s Certificate establishing the form and terms of Louisville Gas and Electric Company debt securities	Exhibit 4.27 to PPL Corporation Form S-3 (File No. 333-180410) dated March 29, 2012.

4.22.1	*Indenture, dated as of October 1, 2010, between Kentucky Utilities Company and The Bank of New York Mellon, as Trustee	Exhibit 4(q)-1 to PPL Corporation Annual Report on Form 10-K for the year ended December 31, 2010.

4.22.2	*Supplemental Indenture No. 1, dated as of October 15, 2010, to said Indenture	Exhibit 4(q)-2 to PPL Corporation Annual Report on Form 10-K for the year ended December 31, 2010.

4.22.3	*Supplemental Indenture No. 2, dated as of November 1, 2010, to said Indenture	Exhibit 4(q)-3 to PPL Corporation Annual Report on Form 10-K for the year ended December 31, 2010.

4.22.4	*Supplemental Indenture No. 3, dated as of November 1, 2013, to said Indenture	Exhibit 4(b) to PPL Corporation Form 8-K (File No. 1-11459) dated November 14, 2013.

4.23	*Form of Supplemental Indenture establishing series of Kentucky Utilities Company debt securities	Exhibit 4.29 to PPL Corporation Form S-3 (File No. 333-180410) dated March 29, 2012.

4.24	*Form of Officer’s Certificate establishing the form and terms of Kentucky Utilities Company debt securities	Exhibit 4.30 to PPL Corporation Form S-3 (File No. 333-180410) dated March 29, 2012.

5.1	Opinion of Frederick C. Paine, Esq.	Filed herewith.

5.2	Opinion of John P. Fendig, Esq.	Filed herewith.

5.3	Opinion of Pillsbury Winthrop Shaw Pittman LLP	Filed herewith.

5.4	Opinion of Simpson Thacher & Bartlett LLP	Filed herewith.

Exhibit No.	Description	Method of Filing

12.1	*Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends for PPL Corporation	Exhibit 12(a) to PPL Corporation Annual Report on Form 10-K for the year ended December 31, 2014.

12.2	*Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends for PPL Electric Utilities Corporation	Exhibit 12(c) to PPL Electric Utilities Corporation Annual Report on Form 10-K for the year ended December 31, 2014.

12.3	*Computation of Ratio of Earnings to Fixed Charges for LG&E and KU Energy LLC	Exhibit 12(d) to LG&E and KU Energy LLC Annual Report on Form 10-K for the year ended December 31, 2014.

12.4	*Computation of Ratio of Earnings to Fixed Charges for Louisville Gas and Electric Company	Exhibit 12(e) to Louisville Gas and Electric Company Annual Report on Form 10-K for the year ended December 31, 2014.

12.5	*Computation of Ratio of Earnings to Fixed Charges for Kentucky Utilities Company	Exhibit 12(f) to Kentucky Utilities Company Annual Report on Form 10-K for the year ended December 31, 2014.

23.1	Consent of Frederick C. Paine, Esq.	Filed herewith as part of Exhibit 5.1.

23.2	Consent of John P. Fendig, Esq.	Filed herewith as part as Exhibit 5.2

23.3	Consent of Pillsbury Winthrop Shaw Pittman LLP	Filed herewith as part of Exhibit 5.3.

23.4	Consent of Simpson Thacher & Bartlett LLP	Filed herewith as part of Exhibit 5.4.

23.5	Consent of Ernst & Young LLP (PPL Corporation)	Filed herewith.

23.6	Consent of Ernst & Young LLP (PPL Electric Utilities Corporation)	Filed herewith.

23.7	Consent of Ernst & Young LLP (LG&E and KU Energy LLC)	Filed herewith.

23.8	Consent of Ernst & Young LLP (Louisville Gas and Electric Company)	Filed herewith.

23.9	Consent of Ernst & Young LLP (Kentucky Utilities Company)	Filed herewith.

24.1	Power of Attorney of Directors of PPL Corporation	Filed herewith.

25.1	Statement of Eligibility of Trustee under PPL Capital Funding, Inc. Indenture	Filed herewith.

25.2	Statement of Eligibility of Trustee under Purchase Contract Agreement (Purchase Contract Agent)	Filed herewith.

25.3	Statement of Eligibility of Trustee under PPL Electric Utilities Corporation 2001 Indenture	Filed herewith.

25.4	Statement of Eligibility of Trustee under PPL Capital Funding, Inc. Subordinated Indenture	Filed herewith.

Exhibit No.	Description	Method of Filing

25.5	Statement of Eligibility of Trustee under LG&E and KU Energy LLC Indenture	Filed herewith.

25.6	Statement of Eligibility of Trustee under Louisville Gas and Electric Company Indenture	Filed herewith.

25.7	Statement of Eligibility of Trustee under Kentucky Utilities Company Indenture	Filed herewith.

*	Previously filed as indicated and incorporated herein by reference.